EXHIBIT 99.1

 FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION ANNOUNCES COMPLETION OF STRATEGIC ACQUISITION OF PORTABLE LIQUID STORAGE TANK CONTAINER ASSETS

Transaction to Enhance Service Capacity in Key Texas Energy Producing Regions

PASADENA, CA – April 8, 2014 – General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, modular space and liquid containment industries (the “Company”), announced that yesterday it closed  its previously announced acquisition of the affiliated companies, Lone Star Tank Rental LP, based in Kermit, Texas, and KHM Rentals, LLC, based in Kenedy, Texas, (collectively “Lone Star”) for a total purchase consideration of approximately $95 million, subject to certain working capital and other adjustments to be determined after the closing date.

Lone Star leases portable liquid storage tank containers and containment products, as well as provides certain fluid management services, to the oil and gas industry in the Permian and Eagle Ford basins of Texas through a fleet of more than 1,200 units.

"We are very pleased with the commitment and efforts made by the Lone Star principals and our management team to close this transaction at the early part of our stated time frame,” said Ronald F. Valenta, Chief Executive Officer of General Finance Corporation.  “We are also very appreciative of the support of our capital providers and anticipate an effective integration of Lone Star into our North American leasing operations, positioning us to further strengthen our capacity for continued and sustainable profitable growth."

The total purchase consideration consisted of $75 million in cash, 1,230,012 shares of the Company’s common stock (calculated based on a value of $8.13 per share, which was the average of the closing market price during the 15-day trading period ending April 2, 2014), $5 million payable over five years for a non-compete agreement, and $5 million payable over two years for a general indemnity holdback.  The Company funded the cash portion of the consideration with $50 million from existing cash resources and availability under an amended and expanded North American senior credit facility and $25 million at the corporate level from a two-year secured term loan.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, modular space and liquid containment (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s principal leasing operations are in the Asia-Pacific regions of Australia and New Zealand, consisting of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions, and in North America, consisting of wholly-owned Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc., prominent regional providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings.  The Company also owns 90% of Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers in North America.   Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets. These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223

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